EXHIBIT 11(b)


                          ULTICOM, INC. AND SUBSIDIARY

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 SIX MONTHS ENDED
                                                                      JULY 31, 1999             JULY 31, 2000
Basic earnings per share:

      Net income                                                        $     612                 $    2,677
                                                                        =========                 ==========

Weighted average number of outstanding common shares                       32,727                     35,886
                                                                        =========                 ==========

Basic earnings per share                                                $     .02                 $      .07
                                                                        =========                 ==========


Diluted earnings per share:

      Net income                                                        $     612                 $    2,677
                                                                        =========                 ==========


Weighted average number of outstanding common shares                       32,727                     35,886
Additional shares assuming exercise of stock options                          852                      2,857
                                                                        ---------                 ----------

Weighted average number of outstanding common shares
      assuming full dilution                                               33,579                     38,743
                                                                        =========                 ==========

Diluted earnings per share                                              $     .02                 $      .07
                                                                        =========                 ==========







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